Exhibit 99.(j)(2)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 14, 2008, relating to the financial statements and financial highlights which appears in the December 31, 2007 Annual Report to Shareholders of the Third Avenue Value Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, NY
April 14, 2008